Exhibit 10.1

RETIREMENT BENEFIT AGREEMENT

THIS AGREEMENT, made and entered into as of the 15th day of November, 1997, by and between SUNSTONE HOTEL INVESTORS, INC., 115 Calle De Industrias, Suite 201, San Clemente, CA 92672, a Maryland corporation (hereinafter referred to as the “Corporation”), and ROBERT A. ALTER (hereinafter referred to as “Employee”),

WITNESSETH THAT:

WHEREAS, Employee has been employed by the Corporation for many years and is a member of a select group of highly compensated or management employees;

WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by Employee;

WHEREAS, Employee wishes to be assured that Employee or his beneficiaries will be entitled to a certain amount of additional compensation after his retirement from full-time service with the Corporation or after his death;

WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to Employee or his beneficiaries after his retirement;

WHEREAS, the Corporation may establish a trust to assist it in meeting its obligations hereunder, and such trust shall not cause this arrangement to be considered “funded” for tax purposes or for purpose of the Employee Retirement Income Security Act, as amended (“ERISA”);

NOW, THEREFORE, in consideration of these premises and of the mutual promises herein contained, the parties hereto agree as follows:

1. Employee Elective Deferrals. The Employee shall execute and file with the Corporation, in connection with the execution of this Agreement, a Deferral Election Form, in substantially the form of Exhibit A attached hereto, designating the portion of his compensation for the year which shall be deferred. Such Deferral Election Form shall remain in effect either (i) for the calendar year for which it is made, or (ii) until amended or revoked by the Employee, as provided in the Deferral Election Form. The Employee may amend such Deferral Election Form as permitted by the Corporation from time to time, provided that any such amendment shall only apply to amounts earned after such amendment. The Corporation shall permit such amendments at least once each year. In the case of amounts deferred based on an annual bonus, the amounts deferred will be credited to the Employee’s Deferred Compensation Account (as described in Section 3 hereof) on an annual basis. In the case of amounts deferred based on the Employee’s regular salary, the amounts deferred will be credited to the Employee’s Deferred Compensation Account on at least a monthly basis.

2. Corporation’s Matching Contributions. The Corporation shall credit to the Employee’s Deferred Compensation Account at the same time that the amounts deferred by the Employee are credited to his Deferred Compensation Account, the amount of the “Corporation’s

Vested Matching Contributions.” The Corporation’s matching contributions each year shall be equal to twenty-five percent (25%) of the Employee’s elective deferrals for such year up to a maximum of six percent (6%) of the Employee’s total compensation for that year. The Employee shall be “vested” in the Corporation’s matching contributions based on the following schedule:

Number of Years of Service	Vested Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

For purposes of this Agreement, a “Year of Service” shall be a calendar year in which the Employee works at least 1,000 hours for the Corporation, and service for the Corporation before the execution of this Agreement shall not be counted in determining the Employee’s Years of Service.

EXAMPLE: Employee works for the Corporation for over 1,000 hours per year in 1998, 1999, and 2000. As of December 31, 2000 the Corporation’s matching contributions are $10,000. Based on this vesting schedule, the “Corporation’s Vested Matching Contributions” would be $6,000.

3. Deferred Compensation Account and Earnings. The compensation deferred by the Employee under this Agreement, and the Corporation’s Vested Matching Contributions, shall be credited to a deferred compensation bookkeeping account for the Employee calculated by the Corporation (“Deferred Compensation Account”). The balance in the Employee’s Deferred Compensation Account shall be equal to the amounts deferred by the Employee, the Corporation’s Vested Matching contributions, plus earnings (“Earnings”) thereon. Earnings on such contributions shall be an amount equal to the amount which would have been earned if the Employee’s Deferred Compensation Account had been paid as premiums on a life insurance policy insuring the Employee’s life, in accordance with the investment designations (“Investment Designations”) made by the Employee, on a form in substantially the form of Exhibit B attached hereto, filed with the Corporation, and as amended, all in the manner specified by the Corporation from time to time. The Corporation may change the options available for investment designations from time to time, and may allow the Employee to change his Investment Designations from time to time. The Corporation shall allow the Employee to change his Investment Designations at least once each quarter. Earnings shall accrue on the balance in the Employee’s Deferred Compensation Account until the entire balance of the Deferred Compensation Account has been paid to the Employee or his beneficiary. The Corporation, in its sole and absolute discretion, may (or may not) acquire any investment product or any other instrument or otherwise invest any amount to provide the funds from which it can satisfy its obligation to make benefit payments under this Agreement. Any investment product or other item so acquired for the convenience of the Corporation shall be the sole and exclusive property of the Corporation with the Corporation named as owner and beneficiary thereof. To the extent that the Employee or his beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

4. Benefit Payments.

a. Benefits Upon Termination of Employment. The Employee shall receive, in a lump sum, within sixty (60) days of the termination of his employment with the Corporation, the balance of his Deferred Compensation Account consisting of the Employee’s elective deferrals and Earnings thereon. Such lump sum payment shall be made regardless of the reason for such termination of employment, whether because of death, disability, retirement termination for cause, termination without cause, or for any other reason. The balance of the Employee’s Deferred Compensation Account, which shall consist of the Corporation’s Vested Matching Contributions and Earnings thereon shall be paid in quarterly installments over _____ years after the Employee attains age sixty-five (65), with each payment equal to the balance of the Deferred Compensation Account divided by the number of payments remaining to be made (including the current payment being made). The corporation shall determine the portion of the Employee’s Deferred Compensation Account consisting of the Employee’s elective deferrals and Earnings thereon, and such determination shall be binding on the parties as long as such determination is made in good faith.

b. Unforeseeable Events. In addition, a payment or payments may be made prior to the Employee’s termination of employment in the event of an unanticipated emergency that is caused by an event beyond the control of the Employee and that would result in severe financial hardship to the Employee if an early distribution was not made. Any early distribution approved by the Corporation for such an unforeseeable emergency shall be limited to the amount necessary to meet the emergency, provided that any such payment shall reduce the amount of each payment otherwise payable hereunder on a pro rata basis.

c. Change of Control. In the event of a Change of Control, any amount otherwise payable hereunder in installments shall be paid in a lump sum when the Employee terminates employment. If the Employee has previously terminated employment, the Corporation shall pay the balance of the Employer’s Deferred Compensation Account to the Employee in a lump sum in connection with the Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean the purchase or acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Ant of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation’s then outstanding securities or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the Corporation’s assets.

d. Acceleration of Benefits. Notwithstanding any other provision of this Agreement, the Corporation may, in its sole discretion, and at any time, accelerate the payment of benefits to the Employee. Neither the Employee nor any members of his family may participate in any way in any decision to accelerate any payment hereunder.

e. Beneficiaries. The Employee may designate his Beneficiary or Beneficiaries to receive the amounts as provided herein after his death by delivering a writing, in substantially the form of Exhibit C attached hereto, to the Corporation designating a beneficiary or beneficiaries. In the absence of such a designation, the Corporation shall pay any such amount to the Employee’s estate.

f. No Trust. Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind. The Corporation may create a trust by a separate document to assist it in making payments hereunder, provided that any such trust shall not cause this Agreement to be considered “funded” for purposes of the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended. It is the intention of the parties that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA.

g. Benefits Payable only From Corporate Assets. The payment of benefits to Employee or any Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation; no person shall have or acquire any interest in such assets by virtue of the provisions of this Agreement. To the extent that Employee or any Beneficiary acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation. The Employee shall have the status of a general unsecured creditor of the Corporation and this Agreement constitutes a mere promise by the Corporation to make benefit payments in the future.

5. Determination of Benefits, Claims Procedure and Administration.

a. Determinations. The Corporation (or its designee from time to time) shall make all determinations as to rights to benefits under this Agreement. Until changed, the Corporation’s Compensation Committee shall be its designee under this Section 5. Subject to and in compliance with the specific procedures contained in the applicable regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended: (i) any decision by the Compensation Committee denying a claim for benefits under this Agreement by Employee or any other claimant shall be stated in writing by the Compensation Committee and delivered or mailed to the claimant; (ii) each such notice shall set forth the specific reasons for the denial, written to the best of the Compensation Committee’s ability in a manner that may be understood without legal or actuarial counsel; and (iii) the Compensation Committee shall afford a reasonable opportunity to the claimant whose claim for benefits has been denied for a review of the decision denying such claim.

b. Interpretation. Subject to the foregoing: (i) the Compensation Committee shall have full power and authority to interpret, construe and administer this Agreement; and (ii)

the interpretation and construction of this Agreement by the Compensation Committee, and any action taken hereunder, shall be binding and conclusive upon all parties in interest.

c. Reports. The Compensation Committee shall provide the Employee with a statement reflecting the amount of the Employee’s Deferred Compensation Account on an annual basis.

d. No Liability. No employee, agent, officer or director of the Corporation shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Agreement, so long as such action or omission to act be made in good faith.

6. Non-Assignability of Benefits. Neither Employee nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of Employee or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of Employee or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Corporation shall thereupon have no further liability hereunder.

7. Attorneys Fees. If Employee prevails in any legal and/or equitable action brought against the Corporation under this Agreement, he shall be entitled to recover from the Corporation reasonable attorneys fees and court costs,

8. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors, and may not be otherwise terminated except as provided herein.

9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Employee and his heirs, executors, administrators and beneficiaries.

10. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

11. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, effective as of the day and year first above written.

SUNSTONE HOTEL INVESTORS, INC.

By:	/s/ ROBERT A. ALTER
Print Name: Robert A. Alter Print Title: President

/s/ Robert A. Alter
Robert A. Alter

EXHIBIT A

DEFERRAL ELECTION FORM

I hereby elect to defer a portion of my compensation pursuant to that certain Retirement Benefit Agreement between myself and Sunstone Hotel Investors, Inc.

Regular Salary

I hereby elect to defer _____% of my regular compensation for each pay period beginning on or after December 1, 1997 until December 31, 1997.

Bonus

I hereby elect to defer _____% of my bonus for 1997, the amount of which has not yet been determined, and which will not become payable until sometime after December 31, 1997.

Employee Must Check One of the Following:

☐	I elect to defer the same percentage of salary and/or bonus for each pay period after December 31, 1997 until I amend or terminate this election.

☐	No amount of my compensation for 1998 or any later year shall be deferred unless I execute a new Deferred Election Form to defer such amount before such amount is earned.

This Deferral Election Form is executed this _____ day of ___________________, 1997.

SUNSTONE HOME INVESTORS, INC.

By:
Robert A. Alter		Print Name:
Print Title:

EXHIBIT B

INVESTMENT DESIGNATION

The Employee hereby designates the following investment or investments under a variable universal life insurance policy on the life of the Employee, in accordance with the Retirement Benefit Agreement between the Employee and Sunstone Hotel Investors, Inc. (provided that the minimum percentage that can be allocated to any investment is 10%):

Name of Investment:	% of Deferred Compensation Account to be Invested in the Investment

The Employee hereby reserves the right to change the investment designation from time to time, as permitted by the Corporation, and such change shall become effective when an amendment or agreement has been executed in writing by the Corporation and the Employee, or if applicable, on the future date designated by such amendment or agreement.

SUNSTONE HOTEL INVESTORS, INC.

By:
Print Name: Print Title:

Robert A. Alter

EXHIBIT C

BENEFICIARY DESIGNATION

CAREFULLY READ THE INSTRUCTIONS FOUND AT THE END

OF THIS AGREEMENT BEFORE PROCEEDING.

The Employee hereby designates the following individual(s) or entity(ies) as his beneficiary(ies) pursuant to the Sunstone Hotel Investors, Inc. Retirement Benefit Agreement (Insert Name, Social Security Number, Relationship, Date of Birth and Address of Individuals and fully identify any Trust by the Name of the Trust, Date of Execution of the Trust, and the Trustee’s Name):

Primary Beneficiary(ies):

Contingent Beneficiary(ies):

The Employee hereby reserves the right to change this Beneficiary Designation, and the Corporation shall consent to any such change permitted by the Agreement and applicable law, and any such change shall be effective when any amendment or agreement has been executed in writing by the Corporation and Employee, or if applioable, on a future date specified by any such amendment or agreement.

SUNSTONE HOTEL INVESTORS, INC.

By:
Print Name: Print Title:

Robert A. Alter, Employee

INSTRUCTIONS FOR COMPLETION OF

BENEFICIARY DESIGNATION PROVISIONS

As the Employee in the Sunstone Hotel Investors, Inc. Retirement Benefit Agreement, you are entitled to designate a beneficiary who will receive your benefits under the Agreement in the event of your death. We recommend that you consult your attorney concerning the completion of this agreement to assure that the desired federal tax consequences are achieved.

The Agreement should be executed in triplicate. All three copies must be mailed or delivered to the Corporation, to the attention of Mr. Joe Biehl. One copy will be returned to you, and it should be kept with your other important documents.

If no Primary Beneficiary is alive when the payment becomes due, the benefits will be paid in equal shares to those of the Contingent Beneficiaries who are alive when the payment becomes due.

If you fail to designate a beneficiary, or if no designated beneficiaries are alive when the payment becomes due, or if insufficient information is available to reasonably determine your intent, the death benefits under the Agreement will be paid to your estate.

THIS BENEFICIARY DESIGNATION DOES NOT ALTER OR MODIFY THE PROVISIONS OF THE AGREEMENT. IN THE EVENT THAT THIS BENEFICIARY DESIGNATION INADVERTENTLY CONFLICTS WITH THE PROVISIONS OF THE AGREEMENT, TUE PROVISIONS OF THE AGREEMENT SHALL CONTROL.